Exhibit 10.1

+1 (702) 500-9000 hello@boxabl.com www.boxabl.com 5345 E N Belt Rd. North Las Vegas. NV 89115

September 23, 2026

Timothy Goldsmith

Re: Welcome to the Board of Directors

Dear Timothy,

On behalf of the Board of Directors of Boxabl, Inc. (the “Company”), I am pleased to confirm your appointment as a member of our Board of Directors, subject to formal Board approval. We are confident that your extensive experience and qualifications will bring tremendous value to our organization.

Committee Assignments

Upon your appointment, you will serve in the following committee capacities: Chair of the Audit Committee and member of the Nominating and Corporate Governance Committee.

Compensation

Your compensation as a director will be in accordance with the Company’s Board-approved director compensation program, as may be amended from time to time by the Board or the Compensation Committee.

Onboarding and Compliance

In connection with your service, you will be asked to complete a Directors and Officers questionnaire for purposes of determining independence and other qualifications. You will also be asked to execute the Company’s standard form of director indemnification agreement and to acknowledge the Company’s Insider Trading Policy. Additional onboarding and orientation will be coordinated by the Company.

Non-Binding Nature

This letter is intended solely as a summary of information related to your appointment and does not constitute a binding agreement or contract. It does not impose obligations or grant contractual rights beyond what is provided under the Company’s governing documents and applicable law.

+1 (702) 500-9000 hello@boxabl.com www.boxabl.com 5345 E N Belt Rd. North Las Vegas. NV 89115

We look forward to welcoming you to the Board and working together to advance the Company’s mission.

Warm regards,

BOXABL

Acknowledgment of Receipt

I, Timothy Goldsmith, hereby acknowledge receipt of this letter confirming my appointment to the Board of Directors of Boxabl, Inc.

Signature:	/s/ Timothy Goldsmith

Date:	2026-09-23